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                                                                      EXHIBIT 11
                        TRANSWORLD HOME HEALTHCARE, INC.
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                                             FOR THE THREE                   FOR THE NINE
                                                                              MONTHS ENDED                   MONTHS ENDED
                                                                                July 31,                       July 31,
                                                                         ----------------------         ---------------------
                                                                           1996          1995            1996          1995
                                                                          ------        ------           -----        ------
Average number of shares used in primary calculation:
Weighted average number of shares outstanding                            5,982         4,999           5,510         4,901

Weighted average number of shares
  contingently issuable per acquisition agreements                         298           869             422           869

Incremental shares, after application of treasury
  stock method, of stock options and warrants                              703         1,334             792         1,344
                                                                        ------        ------         -------       -------

Shares used in calculation of primary income per common share            6,983         7,202           6,724         7,114
                                                                        ======        ======         =======       =======

Primary income per share of common stock:
  Income before extraordinary loss                                      $  .04        $  .16         $   .18       $   .49
  Extraordinary loss - early extinguishment of debt, net                  (.19)                         (.20)
                                                                        ------        ------         -------       -------
  Net income (loss) per share                                           $ (.15)       $  .16         $  (.02)      $   .49
                                                                        ======        ======         =======       =======



Average number of shares used in fully diluted calculation:
Weighted average number of shares outstanding                            5,982         4,999           5,510         4,901

Weighted average number of shares
  contingently issuable per acquisition agreements                         298           869             422           869

Incremental shares, after application of treasury
  stock method, of stock options and warrants                              703         1,334             830         1,415
                                                                        ------        ------         -------       -------

Shares used in calculation of fully diluted income per common share      6,983         7,202           6,762         7,185
                                                                        ======        ======         =======       =======


Fully diluted income per share of common stock:
  Income before extraordinary loss                                      $  .04        $  .16         $   .18       $   .49
  Extraordinary loss - early extinguishment of debt, net                  (.19)                         (.20)
                                                                        ======        ======         =======       =======
  Net income (loss) per share                                           $ (.15)       $  .16         $  (.02)      $   .49
                                                                        ======        ======         =======       =======

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